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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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CURAGEN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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555 LONG WHARF DRIVE, 11TH FLOOR
NEW HAVEN, CONNECTICUT 06511

April 16, 2004

Dear Shareholder,

        You are cordially invited to attend the 2004 Annual Meeting of Shareholders of CuraGen Corporation to be held at 10:00 a.m. on Wednesday, May 26, 2004 at the New Haven Omni Hotel at Yale University, located at 155 Temple Street, New Haven, Connecticut 06510.

        At the Annual Meeting, you will be asked to elect the Class III Directors of the Company to each serve for a three-year term of office or until their successors are duly elected and qualified. The Board of Directors recommends the approval of this proposal. Such other business will be transacted as may properly come before the Annual Meeting.

        We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged to promptly mark, sign, date and return the enclosed proxy card in the postage-prepaid envelope enclosed for that purpose, or to vote by telephone or via the Internet, pursuant to the instructions in this Proxy Statement. This will ensure your proper representation at the Annual Meeting.

Sincerely,

Jonathan M. Rothberg, Ph.D. Chief Executive Officer, President and Chairman of the Board
New Haven, Connecticut April 16, 2004

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY PROMPTLY.

CURAGEN CORPORATION
555 LONG WHARF DRIVE, 11th FLOOR
NEW HAVEN, CONNECTICUT 06511
(203) 401-3330

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
MAY 26, 2004

To the Shareholders of CuraGen Corporation:

        The Annual Meeting of Shareholders of CuraGen Corporation, a Delaware corporation, will be held at 10:00 a.m. on Wednesday, May 26, 2004 at the New Haven Omni Hotel at Yale University, located at 155 Temple Street, New Haven, Connecticut 06510 for the following purposes:

1.
To elect three Class III Directors to the Board of Directors, each to serve for a three-year term of office or until their successors are duly elected and qualified.

2.
To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

        These items of business are more fully described in the Proxy Statement accompanying this notice. Only Shareholders of record at the close of business on March 31, 2004 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. All Shareholders are invited to attend the Annual Meeting in person. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged to promptly mark, sign, date and return the enclosed proxy card in the postage-prepaid envelope enclosed for that purpose, or to vote by telephone or via the Internet, pursuant to the instructions in this Proxy Statement. Any Shareholder attending the Annual Meeting may vote in person even if the Shareholder has previously returned a proxy. A list of Shareholders of record will be available at the Annual Meeting and during the ten days prior to the Annual Meeting, at the office of the Corporate Secretary at the above address.

By Order of the Board of Directors

Elizabeth A. Whayland Vice President of Finance and Corporate Secretary
New Haven, Connecticut April 16, 2004

CURAGEN CORPORATION
TABLE OF CONTENTS

Page #
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	3
PROPOSAL ONE—ELECTION OF DIRECTORS	6
Board of Directors	8
Meetings and Committees of the Board of Directors	8
Compensation of the Board of Directors	10
Compensation Committee Interlocks and Insider Participation	11
MANAGEMENT AND EXECUTIVE COMPENSATION	12
Executive Officers	12
Summary Compensation Table	13
Option Grants in Last Fiscal Year	14
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values	15
Equity Compensation Plan Information	15
Employment Agreements, Termination of Employment and Change in Control Arrangements	16
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	19
PERFORMANCE GRAPH	22
REPORT OF AUDIT COMMITTEE	23
PRINCIPAL ACCOUNTANT FEES AND SERVICES	24
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	24
CODE OF ETHICS AND CORPORATE CODE OF CONDUCT	25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	25
SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR	25
OTHER BUSINESS	26
ANNUAL REPORT ON FORM 10-K	26
MAP AND DIRECTIONS TO NEW HAVEN OMNI HOTEL AT YALE UNIVERSITY	27
APPENDIX A—AUDIT COMMITTEE CHARTER	A-1
APPENDIX B—NOMINATING AND GOVERNANCE COMMITTEE CHARTER	B-1

CURAGEN CORPORATION
555 LONG WHARF DRIVE, 11th FLOOR
NEW HAVEN, CONNECTICUT 06511
(203) 401-3330

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of CuraGen Corporation ("CuraGen" or the "Company"), a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Wednesday, May 26, 2004 at the New Haven Omni Hotel at Yale University, located at 155 Temple Street, New Haven, Connecticut 06510 and any adjournments thereof (the "Meeting").

        Where the Shareholder specifies a choice on the proxy card as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the nominees for Class III Directors to the Board. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or, in the case of a Shareholder who has voted electronically via the Internet or by telephone, by submitting a later vote using the same methods. Any Shareholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. Attendance at the Meeting will not by itself constitute the revocation of a proxy.

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. The election of the Class III Directors will be determined by a plurality of the votes cast. Abstentions are counted for purposes of determining the presence or absence of a quorum at the Meeting but will have no effect on the outcome of the vote for the election of Directors. Broker non-votes, if any, will also not have an effect on the outcome of the vote for the election of Directors.

        The close of business on March 31, 2004 has been fixed as the record date for determining the Shareholders entitled to notice of, and to vote at, the Meeting. As of the close of business on March 31, 2004, the Company had 49,996,355 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Shareholders.

        The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the Directors, officers or employees of the Company. No additional compensation will be paid for such solicitation. In addition, the Company may request banks, brokers, and other custodians, nominees and fiduciaries to solicit customers of theirs who have shares of the Company registered in the name of the nominee. The Company will reimburse any such persons for their reasonable out-of-pocket expenses.

        Instead of submitting proxies by mail on the enclosed proxy card, Shareholders have the option to submit their proxies or voting instructions electronically via the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in the Company's stock records in your name or in the name of a brokerage firm or bank. Shareholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see which options are available.

        The Internet and telephone voting procedures for submitting your proxy are designed to authenticate Shareholders' identities, to allow Shareholders to have their shares voted and to confirm that their instructions have been properly recorded. Shareholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the Shareholder.

        This Proxy Statement and the accompanying proxy card are being mailed on or about April 16, 2004 to all Shareholders entitled to notice of, and to vote at, the Meeting. In addition, this Proxy Statement will be available on the Company's website at www.curagen.com beginning on or about April 2, 2004.

        The Annual Report to Shareholders for the fiscal year ended December 31, 2003 is being mailed to the Shareholders and will be made available on the Company's website at www.curagen.com with this Proxy Statement, but does not constitute a part hereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 1, 2004, for (i) each person known by the Company to be the beneficial owner of 5% or more of its outstanding shares of Common Stock, (ii) each Director of the Company, (iii) each executive officer named in the Summary Compensation Table on page 13 hereof and (iv) all Directors and executive officers of the Company as a group. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares owned by them.

Name and Address**	Number of Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned (1) (2)
Jonathan M. Rothberg, Ph.D. (3) c/o CuraGen Corporation 555 Long Wharf Drive, 11th Floor New Haven, Connecticut 06511	5,699,133	11.3%
Kopp Investment Advisors, L.L.C. (4) 7701 France Avenue South, Suite 500 Edina, MN 55435	3,793,857	7.6%
Bayer AG (5) D 51368 Leverkeusen Federal Republic of Germany	3,112,482	6.2%
Cooper Hill Partners, L.L.C. (6) (17) 230 Park Avenue New York, NY 10169	2,758,372	5.5%
Richard F. Begley, Ph.D.	—	*
Timothy M. Shannon, M.D. (7)	45,518	*
Christopher K. McLeod (8)	364,270	*
David M. Wurzer (9)	239,411	*
Ronald M. Cresswell, Ph.D. (10)	52,500	*
Vincent T. DeVita, Jr., M.D. (11)	97,500	*
David R. Ebsworth, Ph.D. (12)	38,000	*
John H. Forsgren (13)	37,500	*
Robert E. Patricelli, J.D. (14)	380,550	*
Patrick J. Zenner (15)	23,333	*
All Directors and executive officers as a group (12 persons) (16) (18)	7,093,787	13.9%

*
Represents beneficial ownership of less than 1% of the Company's outstanding shares of Common Stock.

**
Addresses are only given for beneficial owners of 5% or more of the Company's outstanding shares of Common Stock.

(1)
Shares of Common Stock that an individual or group has the right to acquire within 60 days of March 1, 2004, pursuant to the exercise of options or warrants or pursuant to stock purchase agreements are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Attached to each share of Common Stock is a Preferred Share Purchase Right to acquire one one-hundredth of a share of the Company's

  Series A Junior Participating Preferred Stock, $0.01 par value per share, which Preferred Share Purchase Rights are not presently exercisable.

(2)
Percentage of ownership is based on 49,951,600 shares of Common Stock issued and outstanding on March 1, 2004.

(3)
Includes (i) 2,000,000 shares of Common Stock held by a limited partnership of which Dr. Rothberg is the sole general partner and of which the limited partners are Dr. Rothberg and trusts for the benefit of Dr. Rothberg's issue, (ii) 400,000 shares of Common Stock subject to currently exercisable options, (iii) 400 shares of Common Stock owned by Dr. Rothberg's wife, and (iv) 43,900 shares of Common Stock subject to currently exercisable options held by Dr. Rothberg's wife.

(4)
This information is based solely on a Schedule 13G filed by Kopp Investment Advisors, L.L.C. with the Securities and Exchange Commission ("SEC") on January 23, 2004.

(5)
This information is based solely on a Schedule 13G filed by Bayer AG with the SEC on February 26, 2001.

(6)
This information is based solely on a Schedule 13G filed by Cooper Hill Partners, L.L.C. with the SEC on February 23, 2004.

(7)
Consists of 2,918 shares of Common Stock held and 42,600 shares of Common Stock subject to currently exercisable options.

(8)
Consists of 138,136 shares of Common Stock held, 59,334 shares of Restricted Stock held and 166,800 shares of Common Stock subject to currently exercisable options.

(9)
Consists of 66,613 shares of Common Stock held, 63,334 shares of Restricted Stock held and 109,464 shares of Common Stock subject to currently exercisable options.

(10)
Consists of 15,000 shares of Common Stock held jointly by Dr. Cresswell and his wife and 37,500 shares of Common Stock subject to currently exercisable options.

(11)
Consists of 97,500 shares of Common Stock subject to currently exercisable options.

(12)
Consists of 500 shares of Common Stock held and 37,500 shares of Common Stock subject to currently exercisable options.

(13)
Consists of 37,500 shares of Common Stock subject to currently exercisable options.

(14)
Consists of 278,550 shares of Common Stock held and 102,000 shares of Common Stock subject to currently exercisable options.

(15)
Consists of 23,333 shares of Common Stock subject to currently exercisable options.

(16)
Includes 43,739 shares of Common Stock held, 7,333 shares of Restricted Stock held and 65,000 shares of Common Stock subject to currently exercisable options. See also footnotes 3 and 7 through 15 above.

(17)
In addition to footnote 6 above, Cooper Hill Partners, L.L.C. (i) owns 2,000,000 shares of Series B Preferred Stock of 454 Life Sciences Corporation ("454"), a majority-owned subsidiary of the Company ("454 Series B Preferred Stock"), and (ii) owns 1,067,477 shares of Series D Preferred Stock of 454 Life Sciences Corporation ("454 Series D Preferred Stock")

(18)
In addition to the foregoing: Dr. Rothberg (i) owns 1,900,000 shares of 454 Series B Preferred Stock, (ii) owns 500,000 shares of 454 Series B Preferred Stock held by a limited partnership of which Dr. Rothberg is the sole general partner and of which the limited partners are Dr. Rothberg and trusts for the benefit of Dr. Rothberg's issue, (iii) owns 10,000 shares of 454 Series D Preferred Stock, and (iv) has 1,000,000 shares of 454 Life Sciences Corporation Common Stock ("454 Common Stock")

  subject to currently exercisable options; Dr. Begley has 224,000 shares of 454 Common Stock subject to currently exercisable options; Mr. McLeod (i) owns 200,000 shares of 454 Series B Preferred Stock through MFIC L.L.C., which he directly controls, (ii) owns 106,748 shares of 454 Series D Preferred Stock through MFIC L.L.C., which he directly controls, and (iii) has 50,000 shares of 454 Common Stock subject to currently exercisable options; Mr. Wurzer (i) owns 33,333 shares of 454 Common Stock, and (ii) has 16,667 shares of 454 Common Stock subject to currently exercisable options; and Mr. Patricelli (i) owns 42,699 shares of 454 Series D Preferred Stock, and (ii) has 90,000 shares of 454 Common Stock subject to currently exercisable options. None of the other Directors or executive officers own more than 1% of either the 454 Series B Preferred Stock, 454 Series D Preferred Stock or 454 Common Stock; all of the Directors and executive officers as a group own 2,600,000 shares of 454 Series B Preferred Stock, 159,447 shares of 454 Series D Preferred Stock, 37,333 shares of 454 Common Stock, and have 1,382,667 shares of 454 Common Stock subject to currently exercisable options.

PROPOSAL ONE — ELECTION OF DIRECTORS

        As of March 1, 2004, the members of the Board are as follows:

Director	Age	Position	Director Since
Jonathan M. Rothberg, Ph.D. ^	40	Chief Executive Officer, President and Chairman of the Board	1991
Ronald M. Cresswell, Ph.D.	69	Director	2001
Vincent T. DeVita, Jr., M.D.	68	Director	1995
David R. Ebsworth, Ph.D. ^	49	Director	2002
John H. Forsgren	57	Director	2002
Robert E. Patricelli, J.D. #	64	Director	1997
Patrick J. Zenner ^	57	Director	2002

^
Nominee for Director

#
Lead Outside Director

        The Company's By-Laws provide for the Company's business to be managed by or under the direction of the Board. Under the Company's By-Laws, the number of Directors is fixed from time to time by the Board, and the Board currently consists of seven members, classified into three classes. At each Annual Meeting of Shareholders, Directors are elected for a term of three years or until their successors are duly elected and qualified to succeed those Directors whose terms are expiring. Shares represented by all proxies received by the Board and not marked as withholding authority to vote for the nominated Class III Director nominees will be voted FOR the election of the Class III Director nominees, unless the nominees are unable or unwilling to serve. The Board knows of no reason why the nominees would be unable or unwilling to serve as Directors, but if such should be the case, proxies may be voted for the election of some other person as the Board may recommend in his place, or for fixing the number of Directors at a lesser number. The affirmative vote of a plurality of the shares present, in person or by proxy, and voted on the election of Directors is required to elect the nominees to the Board.

        Set forth below are the Directors nominated for re-election, and the Directors whose terms do not expire this year; their Director classification; their offices in the Company, if any; their principal occupations or employment; the length of their tenure as Directors; and, the names of other public companies in which they hold directorships.

Nominees for Re-election at this Annual Meeting (Class III)

        David R. Ebsworth, Ph.D. has been a Director of the Company since 2002. Currently, he serves as Chairman of Wilex AG. From 2001 to 2003, Dr. Ebsworth served as Chief Executive Officer of Oxford GlycoSciences PLC, and from 2000 to 2001 he served as President and General Manager of the Pharmaceutical Business Group of Bayer AG. From 1995 to 1999, Dr. Ebsworth served as President, North American Pharmaceutical Division of Bayer AG and from 1983 to 1995 he served in various senior management positions at Bayer at several different international locations. Dr. Ebsworth is currently a Director of Betapharm GmbH, Intercell AG and SkyePharma PLC. Dr. Ebsworth received both his B.S. and his Ph.D. from the University of Surrey and his Doctor of Humane Letters (honorary) from the University of New Haven.

        Jonathan M. Rothberg, Ph.D. has served as Chief Executive Officer, President and Chairman of the Board of the Company since its formation in 1991. He was elected to the National Academy of

Engineering in 2004. Dr. Rothberg received his B.S. in Chemical Engineering from Carnegie Mellon University and his M.S., M. Phil. and Ph.D. in Biology from Yale University.

        Patrick J. Zenner has been a Director of the Company since 2002. From 1993 to 2001, Mr. Zenner served as the President and Chief Executive Officer of Hoffmann-La Roche, Inc. Mr. Zenner served in various other capacities with Hoffman-La Roche since 1969, including Senior Vice President of its pharmaceutical division from 1992 to 1993, as Head of International Pharmaceutical Marketing from 1988 to 1992 and as Vice President and General Manager of Roche Laboratories from 1982 to 1988. Mr. Zenner is currently a Director of Arqule, Inc., Dendrite International, EXACT Sciences, Inc., First Horizon Pharmaceuticals, Inc., Geron Corporation, Praecis Pharmaceuticals Inc., West Pharmaceutical Services and Xoma Ltd. Mr. Zenner holds a B.S.B.A. from Creighton University and an M.B.A. from Fairleigh Dickinson University.

Directors with Terms Expiring at the 2005 Annual Meeting (Class I)

        John H. Forsgren has been a Director of the Company since 2002. Currently, he is Vice Chairman of the Board, Executive Vice President and Chief Financial Officer of Northeast Utilities System, positions he has held since 1996. From 1995 to 1996, he was Managing Director of Corporate Finance of Chase Manhattan Bank. From 1986 to 1990, Mr. Forsgren served as Vice President-Treasurer of The Walt Disney Company and from 1990 to 1995 he was Senior Vice President and Chief Financial Officer of Euro-Disney. He also currently serves as a Director of NEON Communications and as a member of the Board of Regents of Georgetown University. Mr. Forsgren received his B.A. from Georgetown University, his M.B.A. from Columbia University and his M.I.F. from the University of Geneva (Switzerland).

        Robert E. Patricelli, J.D. has been a Director of the Company since 1997 and was appointed Lead Outside Director in 2002. Currently, he serves as the Chairman and Chief Executive Officer of Women's Health USA, Inc., and as Chairman and Chief Executive Officer of Evolution Benefits, Inc. He also currently serves as a Director of Northeast Utilities System. Mr. Patricelli received his B.A. from Wesleyan University and his J.D. from Harvard Law School.

Directors with Terms Expiring at the 2006 Annual Meeting (Class II)

        Ronald M. Cresswell, Ph.D. has been a Director of the Company since 2001. Currently, he also serves as a Director of Allergan, Inc. From 1989 to 1999, Dr. Cresswell held several senior level management positions with Warner-Lambert, including Vice President and Chairman of its Parke-Davis Pharmaceutical Research Division. Prior to 1989, Dr. Cresswell had a 25-year career with the Wellcome Foundation, Ltd., serving in a variety of positions, including central coordinator for group research and development, and Chairman and Chief Executive Officer of Coopers Animal Health Ltd. Dr. Cresswell earned a B.S. and Ph.D. from the University of Glasgow, and earned an A.M.P. from Harvard University.

        Vincent T. DeVita, Jr., M.D. has been a Director of the Company since 1995. Currently, he serves as Chairman of the Yale Cancer Center Advisory Board, a position he has held since July 2003. From 1993 to June 2003, Dr. DeVita served as Director of the Yale University Comprehensive Cancer Center. From 1988 to 1993, Dr. DeVita served as Physician-in-Chief of the Memorial Sloane-Kettering Cancer Center. From 1980 to 1988, he served as Director of the National Cancer Institute. Dr. DeVita is also a Director of Imclone Systems, Inc. Dr. DeVita received his B.S. from the College of William and Mary and his M.D. from the George Washington University School of Medicine.

THE BOARD RECOMMENDS THE ELECTION OF DRS. EBSWORTH AND ROTHBERG AND MR. ZENNER AS CLASS III DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Board of Directors

        We are currently governed by a seven member Board. Members of the Board are kept informed of the Company's business through discussions with the Chief Executive Officer and other executive officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The Board has determined that each of its non-employee members is independent within the meaning of Rule 4200 of the Nasdaq Stock Market, Inc. ("Nasdaq") listing standards. During 2003, the Board met six times and acted twice by unanimous written consent.

        Shareholders wishing to communicate with the Board should send their communication in writing to: CuraGen Corporation, 555 Long Wharf Drive, 11th Floor, New Haven, Connecticut 06511, Attention: Corporate Secretary. All communications must state the name and address of the Shareholder, and the number of shares beneficially owned by such Shareholder. The Corporate Secretary, in conjunction with the Lead Outside Director, will review and forward any communication received to the relevant Board committee for appropriate consideration. In addition, the Company strongly encourages its Directors to attend each Annual Meeting of Shareholders, in order to hear directly any Shareholder comments, and facilitates Director attendance at those meetings by scheduling a full Board meeting on the same date. Historically, more than a majority of Directors have attended the Annual Meeting, and all Directors attended the 2003 Annual Meeting.

        In 2002, the Board appointed Mr. Patricelli as Lead Outside Director. The role of the Lead Outside Director is to oversee all aspects of the relationship between the Board and senior management, including providing appropriate feedback to the Board. Mr. Patricelli provides assistance to the Chairman in planning Board agendas, acts as Chairman of the outside Directors in meetings of the outside Directors, and acts as Chairman of the Board in the absence of its Chairman.

Meetings and Committees of the Board of Directors

        The Board established both the Compensation Committee and the Audit Committee in 1997, and the Nominating and Governance Committee in 2002. During 2003, all Directors attended at least 75% of the total number of meetings of the Board and its committees on which they served. Set forth below are the committees of the Board and the members of each committee:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Jonathan M. Rothberg, Ph.D	N/A	N/A	N/A
Ronald M. Cresswell, Ph.D.		*	*
Vincent T. DeVita, Jr., M.D.	*		*
David R. Ebsworth, Ph.D.		**	*
John H. Forsgren	**		*
Robert E. Patricelli, J.D. #		*	**
Patrick J. Zenner	*		*

*
Member

**
Chairman

#
Lead Outside Director

        Audit Committee

        The Audit Committee, appointed by, acting on behalf of and reporting to the Board, is responsible for assisting the Board in fulfilling its oversight responsibilities to the Company's Shareholders in monitoring: (1) the quality, reliability and integrity of the financial statements, accounting policies and financial reporting and disclosure practices of the Company; (2) the independent auditors' qualifications and independent relationship with the Company; (3) compliance by the Company with legal and regulatory requirements and corporate policies; and (4) the performance of the Company's internal auditors (if applicable), or, in the alternative, the adequacy of a system of internal audit controls within the Company, and the performance of the external auditors. In addition, the Audit Committee oversees the engagement of the Company's independent auditors, pre-approves all audit services and permitted non-audit services performed or proposed to be undertaken by the auditors, meets quarterly with representatives of management and the Company's independent auditors to review financial statements prior to release of quarterly financial results, and reviews the annual financial statements and the scope of annual audits. During 2003, the Audit Committee met six times.

        All of the members of the Audit Committee are independent directors within the meaning of Rule 4200 of Nasdaq, and the Board has determined that Mr. Forsgren qualifies as an Audit Committee Financial Expert, who is independent from management, within the meaning of Rule 4350 of Nasdaq.

        The Board adopted an amended and restated Audit Committee Charter in February 2004 in order to comply with new rules established by the SEC and Nasdaq, a copy of which is attached as Appendix A to this Proxy Statement. See also the Report of Audit Committee set forth elsewhere in this Proxy Statement.

        Compensation Committee

        The Compensation Committee reviews, approves, and makes recommendations to the Board concerning the Company's compensation policies, practices and procedures for its executive officers. The Compensation Committee also administers the 1997 Employee, Director and Consultant Stock Plan (the "1997 Stock Plan") and the 1993 Stock Option and Incentive Award Plan (the "1993 Stock Plan"). During 2003, the Compensation Committee met five times. All of the members of the Compensation Committee qualify as independent within the meaning of Rule 4200 of Nasdaq. See also the Report of Compensation Committee on Executive Compensation set forth elsewhere in this Proxy Statement.

        Nominating and Governance Committee

        The Nominating and Governance Committee is appointed by the Board: (1) to assist the Board by identifying qualified candidates for Director, to establish a program of Director orientation and training, and to recommend to the Board, Director nominees to be elected at the next annual meeting of Shareholders; (2) to lead the Board in its annual review of the Board's performance, the performance of its committees, and the performance of its members; (3) to recommend to the Board, Director nominees for each Board Committee; (4) jointly with the Compensation Committee, to evaluate on an annual basis the Chief Executive Officer's performance, and to recommend, when and as needed, candidates for Chief Executive Officer succession; and (5) to develop and recommend to the Board corporate governance guidelines and processes applicable to the Company, including appropriate charters for Board Committees. During 2003, the Nominating and Governance Committee met three times. All of the members of the Nominating and Governance Committee qualify as independent under the definition promulgated by Nasdaq.

        The Company's By-Laws contain provisions which address the process by which a Shareholder may nominate an individual to stand for election to the Board at the Company's Annual Meeting of Shareholders. See Shareholder Proposals and Nominations for Director set forth elsewhere in this Proxy Statement. Also, the Nominating and Governance Committee Charter, attached as Appendix B to this Proxy Statement, provides that the Nominating and Governance Committee shall determine desired Board member skills and attributes, taking into account at a minimum that nominees must be well-regarded and experienced in their field(s) of specialty, and must be willing to devote the necessary time and attention to Board service. The Nominating and Governance Committee evaluates and proposes nominees for election to the Board, further considering such qualities as independence from the Company and the nominee's merits, both individually and in relation to existing or other potential members of the Board, with a view to establishing a well-rounded, diverse, knowledgeable, and experienced Board.

        The Nominating and Governance Committee will consider all bona fide candidates for election to the Board, and will consider any Shareholder nominations pursuant to the same criteria, provided those nominated are submitted pursuant to the process described in the Company's By-Laws. To date, the Company has not received any recommendations from Shareholders for candidates for inclusion on the Committee's slate of nominees.

        The Board adopted an amended and restated Nominating and Governance Committee Charter in January 2004 in order to comply with new rules established by the SEC and Nasdaq, a copy of which is attached as Appendix B to this Proxy Statement.

        Special Committee

        In April 2003, in connection with a possible purchase of additional securities of 454, a majority-owned subsidiary of the Company, and pursuant to Article III, Section 1 of the By-Laws of the Company, the Board formed a Special Committee. The Board determined it to be in the best interests of the Company to appoint a Special Committee of independent directors of the Board for the purpose of considering, negotiating and approving a possible 454 financing transaction. The Special Committee, which consisted of Mr. Forsgren as its Chairman, and Dr. Cresswell as its sole member, met multiple times from May 2003 through September 2003 to consider a possible 454 financing transaction, which was ultimately recommended by the Special Committee and approved by the entire Board in September 2003.

Compensation of the Board of Directors

        Non-employee Directors receive cash and stock compensation for their services to the Board and its committees as described in the tables below. In addition, reimbursement is made to non-employee Directors for travel costs and other out-of-pocket expenses incurred in attending each Board or Committee meeting. There is no annual maximum limitation on payments to non-employee Directors. All option grants to non-employee Directors will have a term of ten years and an exercise price equal to the fair market value of the Common Stock on the date of grant, and will become fully vested upon a 50% or greater change in control of the Company.

        During 2003, we retained an independent compensation consultant (the "Consultant") to review whether our non-employee Director compensation practices were competitive with those of other biotechnology, pharmaceutical, and comparable peer companies. The Consultant recommended that we increase the total value of the compensation package in order to remain competitive with our peer companies. Therefore, as reflected in the table below, the changes in our non-employee Director compensation policies were approved by the Board, to be effective on May 26, 2004. We do not compensate Directors who are also our employees for their service as Directors.

        The following table describes the Board compensation policy currently in effect, as well as the policies under which the non-employee Directors were compensated during 2003:

Board Compensation Policies

	Effective May 26, 2004	Effective February 15, 2003	Effective May 15, 2002	Description
CASH COMPENSATION:
Annual retainer	$20,000	$20,000	$12,000	Paid quarterly in arrears and prorated for less than full quarter
Annual Chairman retainer	$10,000	$10,000	$5,000	Paid quarterly in arrears and prorated for less than full quarter
Attendance fees	$1,500	$1,500	$1,500	Board meeting
	$750	$750	$750	Telephonic Board meeting
	$1,000	$1,000	$1,000	Committee meeting
	$750	$750	$750	Telephonic committee meeting
Other fees	$1,000	$1,000	$1,000	Daily fee for additional work performed in support of Board or Committee responsibilities
STOCK COMPENSATION:
Initial option grant	24,000 shares	20,000 shares	20,000 shares	Granted upon appointment to Board; vests 1/3 upon grant, 1/3 after year one of service and 1/3 after year two of service
Annual option grant	12,500 shares	10,000 shares	7,500 shares	Granted in conjunction with the Annual Meeting and vests immediately
Annual Lead Outside Director/Nominating and Governance Committee Chairman grant	5,000 shares	2,500 shares	2,500 shares	Granted in conjunction with the Annual Meeting and vests immediately; or granted upon appointment, prorated for less than full year, and vests immediately
Annual Audit Committee Chairman grant	5,000 shares	N/A	N/A	Granted in conjunction with the Annual Meeting and vests immediately; or granted upon appointment, prorated for less than full year, and vests immediately
Annual Compensation Committee Chairman grant	2,500 shares	N/A	N/A	Granted in conjunction with the Annual Meeting and vests immediately; or granted upon appointment, prorated for less than full year, and vests immediately

        The Special Committee, as discussed above, received cash compensation as follows: the Chairman received $20,000 and the member received $10,000, which were paid upon completion of the 454 financing transaction in September 2003.

Compensation Committee Interlocks and Insider Participation

        Drs. Cresswell and Ebsworth and Mr. Patricelli, all non-employee Directors, currently constitute the Company's Compensation Committee. No executive officer of the Company serves as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

MANAGEMENT AND EXECUTIVE COMPENSATION

Executive Officers

        As of March 1, 2004, the executive officers of the Company, who are not also Directors of the Company, are as follows:

Name	Age	Position
Richard F. Begley, Ph.D.	55	Chief Executive Officer and President of 454 Life Sciences Corporation, a majority-owned subsidiary of the Company
Christopher K. McLeod	48	Executive Vice President
Timothy M. Shannon, M.D.	45	Executive Vice President of Research and Development and Chief Medical Officer
Elizabeth A. Whayland	43	Vice President of Finance and Corporate Secretary
David M. Wurzer	45	Executive Vice President, Chief Financial Officer and Treasurer

        Richard F. Begley, Ph.D. has served as Chief Executive Officer and President of 454 since January 2002. From August 2000 to December 2001, Dr. Begley was Vice President and General Manager of Global Enterprise Solutions at Agilent Technologies. In the past, he served in several additional senior management roles at Agilent Technologies, and served in various management roles at Hewlett Packard. Dr. Begley earned a B.S. from Fordham University and a Ph.D. from Stanford University.

        Christopher K. McLeod has served as Executive Vice President of the Company since November 1999. Previously, Mr. Mcleod served as Chief Executive Officer of Havas Interactive (formerly Cendant Software), and in various management positions for Cendant Corporation and as one of its Directors. Mr. McLeod received his B.S. from Yale University and his M.S. from the Massachusetts Institute of Technology.

        Timothy M. Shannon, M.D. has served as Executive Vice President of Research and Development and Chief Medical Officer of the Company since February 2004. He served as Senior Vice President of Research and Development and Chief Medical Officer from September 2002 to January 2004. Until joining the Company, Dr. Shannon worked in positions of increasing responsibility for Bayer's Pharmaceutical Business Group, where his last position was Head and Senior Vice President of Global Medical Development. Dr. Shannon earned his B.A. in Chemistry from Amherst College and his M.D. from the University of Connecticut School of Medicine.

        Elizabeth A. Whayland has served as Vice President of Finance of the Company since January 2003. She served as Director of Financial Management from 1994 to December 2002 and has been Corporate Secretary of the Company since 1997. Previously, Ms. Whayland served as a Senior Manager and in other staff and management positions with Deloitte & Touche LLP. Ms. Whayland received her B.A. from Grove City College and her M.S.T. from the University of Hartford.

        David M. Wurzer has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since 1997. Previously, Mr. Wurzer served as Senior Vice President and Chief Financial Officer of, and in other senior managerial positions for, Value Health, Inc. Mr. Wurzer received his B.B.A. from the University of Notre Dame.

Summary Compensation Table

        The following table sets forth certain information concerning the total compensation of the Company's Chief Executive Officer and each of the four next most highly compensated executive officers (together with the Chief Executive Officer, the "named executive officers") based on services rendered to the Company in all capacities during the three fiscal years most recently ended.

		Annual Compensation								Long-Term Compensation Awards
Name and Principal Position	Year	Salary			Bonus		Other Annual Compensation			Restricted Stock Award(s) (1) ($)			Securities Underlying Options (#) (2)	All Other Compensation(3)
Jonathan M. Rothberg, Ph.D. Chief Executive Officer, President and Chairman of the Board	2003 2002 2001	$ $ $	366,493 362,664 334,387		$ $ $	200,005 120,021 112,500		— — —			— — —		100,000(CRGN) 150,000(CRGN) 400,000(454) 100,000(CRGN) 600,000(454)	$ $ $	5,186 7,069 10,861
Richard F. Begley, Ph.D. Chief Executive Officer and President of 454 Life Sciences Corporation	2003 2002	$ $	300,000 282,692	(4)		$100,000 —	$	— 136,132	(5)		— —		— 560,000(454)	$ $	774 664
Christopher K. McLeod Executive Vice President	2003 2002 2001	$ $ $	255,500 254,774 235,594		$ $ $	76,650 58,634 75,000		— — —		$	— 603,227 —	(6)	34,000(CRGN) 75,000(CRGN) 50,000(CRGN) 50,000(454)	$ $ $	10,270 5,949 8,389
Timothy M. Shannon, M.D. Executive Vice President of Research and Development and Chief Medical Officer	2003 2002	$ $	285,000 76,731	(7)	$ $	135,500 100,000	$	— 76,954	(8)		— —		13,000(CRGN) 200,000(CRGN)	$ $	10,270 1,145
David M. Wurzer Executive Vice President, Chief Financial Officer and Treasurer	2003 2002 2001	$ $ $	255,500 254,774 235,594		$ $ $	76,650 64,862 75,000		— — —		$	— 673,127 —	(9)	34,000(CRGN) 75,000(CRGN) 50,000(CRGN) 50,000(454)	$ $ $	9,287 11,180 10,754

(1)
During July 2002, the Compensation Committee approved Restricted Stock grants of 50,000 shares each to Messrs. McLeod and Wurzer. Additionally, during August 2002, the Compensation Committee approved the cancellation of 655,000 underwater stock options held by executive officers, with an immediate grant of 166,250 shares of Restricted Stock in exchange for those cancelled options. Pursuant to the provisions of the 1997 Stock Plan, the exercise price of the Restricted Stock is equal to the par value of the Company's Common Stock, and each grant of Restricted Stock is subject to certain repurchase rights of the Company. On December 31, 2003, the outstanding shares of Restricted Stock were as follows: 59,334 shares for Mr. McLeod and 63,334 shares for Mr. Wurzer. As of December 31, 2003, a total of 143,556 shares of Restricted Stock remain outstanding and will vest in one-third increments on each of the grant anniversary dates, with the lapsing of certain repurchase rights of the Company. In the event that the Company declares a cash dividend in the future, Restricted Stock grants are not eligible to receive dividends.

(2)
In addition to grants of options to purchase Common Stock of CuraGen Corporation (designated in the tables as "CRGN"), some of the named executive officers have been granted options to purchase Common Stock of 454, our majority-owned subsidiary (designated in the tables as "454"), as compensation for their services either to the Company or 454.

(3)
The amounts referred to in the table above under "All Other Compensation" consist of 401(k) employer matching contributions and group term life insurance premiums paid on the employees' behalf.

(4)
Dr. Begley began his employment with 454 on January 7, 2002. His annualized 2002 salary was $300,000.

(5)
Reflects relocation expenses reimbursed by 454.

(6)
Represents the aggregate value of 50,000 shares on the July 29, 2002 grant date and 44,167 shares on the August 9, 2002 grant date. On July 29, 2002, Mr. McLeod received a Restricted Stock grant of 50,000 shares subject to certain repurchase rights of the Company. The repurchase rights lapse in one-third increments on each of the grant anniversary dates. The Company's remaining repurchase rights lapse as follows: 16,667 shares each on July 29, 2004 and July 29, 2005, respectively. On August 9, 2002, Mr. McLeod tendered to the Company for cancellation, pursuant to the Company's option exchange program, a total of 165,000 options granted to him on January 18, 2000, January 12, 2001 and January 16, 2002. In exchange for these options, Mr. McLeod received 44,167 shares of Restricted Stock subject to certain repurchase rights of the Company. The Company's remaining repurchase rights lapse as follows: 13,000 shares each on August 9, 2004, and August 9, 2005, respectively. As of December 31, 2003, based on the closing price of the Company's Common Stock on the Nasdaq Stock Market of $7.33, Mr. McLeod's Restricted Stock had an aggregate market value of $434,918.

(7)
Dr. Shannon began his employment with the Company on September 9, 2002. His annualized 2002 salary was $285,000.

(8)
Reflects relocation expenses reimbursed by the Company.

(9)
Represents the aggregate value of 50,000 shares on the July 29, 2002 grant date and 54,167 shares on the August 9, 2002 grant date. On July 29, 2002, Mr. Wurzer received a Restricted Stock grant of 50,000 shares subject to certain repurchase rights of the Company. The Company's remaining repurchase rights lapse as follows: 16,667 shares each on July 29, 2004 and July 29, 2005, respectively. On August 9, 2002, Mr. Wurzer tendered to the Company for cancellation, pursuant to the Company's option exchange program, a total of 225,000 options granted to him on January 18, 2000, January 12, 2001 and January 16, 2002. In exchange for these options, Mr. Wurzer received 54,167 shares of Restricted Stock subject to certain repurchase rights of the Company. The Company's remaining repurchase rights lapse as follows: 15,000 shares each on August 9, 2004, and August 9, 2005, respectively. As of December 31, 2003, based on the closing price of the Company's Common Stock on the Nasdaq Stock Market of $7.33, Mr. Wurzer's Restricted Stock had an aggregate market value of $464,238.

Option Grants in Last Fiscal Year

        The following table sets forth information concerning stock options granted in 2003 to the named executive officers. The potential realizable values that would exist for the respective options are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date of grant over the full term of the option.

		Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (1)
		Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in 2003(4)
Name					Exercise Price (per share)		Expiration Date
								5% ($)	10% ($)
Jonathan M. Rothberg, Ph.D.	CRGN	15,000	(2)	1.62%	$3.94	(5)	2/11/2013	37,168	94,190
	CRGN	85,000	(3)	9.19%	$4.33	(6)	2/11/2008	59,037	170,970
Christopher K. McLeod	CRGN	34,000	(2)	3.67%	$3.94	(5)	2/11/2013	84,247	213,498
Timothy M. Shannon, M.D.	CRGN	13,000	(2)	1.40%	$3.94	(5)	2/11/2013	32,212	81,631
David M. Wurzer	CRGN	34,000	(2)	3.67%	$3.94	(5)	2/11/2013	84,247	213,498

(1)
The amounts reported in these columns represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming that the stock price on the date of grant appreciates at the specified annual rates of appreciation, compounded annually over the term of the options. These numbers are calculated based on rules promulgated by the SEC. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock.

(2)
The options vest in equal installments on the first five anniversaries of the date of grant, have a term of ten years and were granted under the 1997 Stock Plan.

(3)
The option vests in equal installments on the first five anniversaries of the date of grant, has a term of five years and was granted under the 1997 Stock Plan.

(4)
The Company granted options to purchase a total of 924,875 shares of CuraGen Common Stock to its employees in 2003 under the 1997 Stock Plan.

(5)
The exercise price represents the fair market value of the Company's Common Stock on the date of grant, as determined by the closing price on Nasdaq.

(6)
In accordance with Internal Revenue Code Section 422—Incentive Stock Options, since Dr. Rothberg owns more than ten percent of the Company's Common Stock, the exercise price represents the fair market value of the Company's Common Stock plus ten percent on the date of grant, as determined by the closing price on Nasdaq.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

        The following table summarizes, for the named executive officers, stock option exercises during the last fiscal year and unexercised options held at December 31, 2003. The value of unexercised "in-the-money" options at the fiscal year end is the difference between the exercise price and the fair market value of the underlying stock on December 31, 2003, the last business day of the fiscal year.

				Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End (2)(3)
Name		Shares Acquired on Exercise (#)	Value Realized ($)(1)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Jonathan M. Rothberg, Ph.D.	CRGN	100,000	256,700	290,000	360,000	136,000	305,510
	454	—	—	866,667	133,333	—	—
Richard F. Begley, Ph.D.	454	—	—	112,000	448,000	—	—
Christopher K. McLeod	CRGN	—	—	160,000	74,000	—	115,260
	454	—	—	50,000	—	—	—
Timothy M. Shannon, M.D.	CRGN	—	—	40,000	173,000	118,400	517,670
David M. Wurzer	CRGN	—	—	102,664	34,000	350,537	115,260
	454	—	—	16,667	—	—	—

(1)
Fair market value of underlying securities at the exercise date, less the exercise price.

(2)
These values in CuraGen's Common Stock have not been and may never be realized. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of sale of any shares acquired upon exercise of the option. The closing price of CuraGen's Common Stock on Nasdaq on December 31, 2003 was $7.33.

(3)
No public market for the 454 Common Stock shares underlying these options existed at December 31, 2003. Accordingly, no value in excess of the exercise price has been attributed to these options.

Equity Compensation Plan Information

        The following table sets forth information regarding the Company's equity compensation plans as of December 31, 2003.

Plan Category	(a) Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants & Rights	(b) Weighted Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a)
Equity Compensation Plans Approved by Shareholders (1)(2)(3)	5,333,736	$13.29	4,086,696
Equity Compensation Plans Not Approved by Shareholders	—	—	—

(1)
These plans consist of the Company's 1993 Stock Plan and the 1997 Stock Plan.

(2)
Effective October 1997, upon a resolution by the Board, the Company will not grant any further options under the 1993 Stock Plan.

(3)
In May 2003, upon approval of the Shareholders, the amount reserved for issuance under the 1997 Stock Plan was increased from 7,000,000 to 10,500,000.

Employment Agreements, Termination of Employment and Change in Control Arrangements

        In March 2002, the Company entered into an employment agreement with Dr. Rothberg in which Dr. Rothberg agreed to serve as Chief Executive Officer, President and Chairman of the Board of the Company. Since his hire in 1991, Dr. Rothberg has served as Chief Executive Officer, President and Chairman of the Board. The employment agreement was for an initial term that ended on December 31, 2002 and automatically extended for additional one-year periods unless terminated by either party no later than October 31 of the preceding year. On October 31, 2003, the agreement was amended to state that there shall no longer be automatic one-year extensions, and therefore, either Dr. Rothberg or the Company may terminate employment with or without cause and with or without notice. Dr. Rothberg is entitled to an annual base salary, as determined by the Board, and annual performance-based bonuses on the attainment of certain goals set by the Compensation Committee of the Board. Upon a change in control of the Company, as defined in the agreement, all stock, restricted stock, stock options or restricted stock options held by Dr. Rothberg shall become fully vested. The Company may terminate the employment agreement for performance reasons or without cause, and upon such termination, and subject to certain conditions, Dr. Rothberg will be entitled to receive payment of his base salary, and continued participation in any employee health and welfare benefit in which he was a participant prior to his termination, for twelve months from the date of termination of his employment. The Company may terminate the employment agreement for cause, and upon such termination, Dr. Rothberg will not be entitled to any further payments (other than accrued and unpaid base salary and expenses to the date of termination), or to any further benefits (other than benefits which have accrued pursuant to any plan or by law). If the Company terminates Dr. Rothberg within twelve months of a change in control, Dr. Rothberg will be entitled to receive payments of his base salary and continued participation in any employee health and welfare benefit in which he was a participant prior to his termination, for twenty-four months from the date of termination of his employment.

        In December 2002, 454 entered into an employment agreement with Dr. Begley in which Dr. Begley agreed to serve as Chief Executive Officer and President of 454. Since his hire in 2002, Dr. Begley has served as Chief Executive Officer and President of 454. The employment agreement was for an initial term that ended on December 31, 2003 and automatically extended for additional one-year periods unless terminated by either party no later than October 31 of the preceding year. On October 31, 2003, the agreement was amended to state that there shall no longer be automatic one-year extensions, and therefore, either Dr. Begley or the Company may terminate employment with or without cause and with or without notice. Dr. Begley is entitled to an annual base salary, as determined by the 454 Board of Directors and annual performance-based bonuses on the attainment of certain goals set by the 454 Board of Directors. Upon a change in control of 454, as defined in the agreement, all stock, restricted stock, stock options or restricted stock options held by Dr. Begley shall become fully vested. 454 may terminate the employment agreement for performance reasons or without cause, and upon such termination, and subject to certain conditions, Dr. Begley will be entitled to receive payment of his base salary, and continued participation in any employee health and welfare benefit in which he was a participant prior to his termination, for twelve months from the date of termination of his employment. 454 may terminate the employment agreement for cause, and upon such termination, Dr. Begley will not be entitled to any further payments (other than accrued and unpaid base salary and expenses to the date of termination), or to any further benefits (other than benefits which have accrued pursuant to any plan or by law). If 454 terminates Dr. Begley within twelve months of a change in control, Dr. Begley will be entitled to receive payments of his base salary and continued participation in any employee health and welfare benefit in which he was a participant prior to his termination, for twenty-four months from the date of termination of his employment.

        In March 2002, the Company entered into an employment agreement with Mr. McLeod in which Mr. McLeod agreed to serve as Executive Vice President of the Company. Since his hire in 2000, Mr. McLeod has served as Executive Vice President of the Company. The employment agreement was for an initial term that ended on December 31, 2002 and automatically extended for additional one-year periods unless terminated by either party no later than October 31 of the preceding year. On October 31, 2003, the agreement was amended to state that there shall no longer be automatic one-year extensions, and therefore, either Mr. McLeod or the Company may terminate employment with or without cause and with or without notice. Mr. McLeod is entitled to an annual base salary, as determined by the Board and annual performance-based bonuses on the attainment of certain goals set by the Chief Executive Officer. Upon a change in control of the Company, as defined in the agreement, all stock, restricted stock, stock options or restricted stock options held by Mr. McLeod shall become fully vested. The Company may terminate the employment agreement for performance reasons or without cause, and upon such termination, and subject to certain conditions, Mr. McLeod will be entitled to receive payment of his base salary, and continued participation in any employee health and welfare benefit in which he was a participant prior to his termination, for twelve months from the date of termination of his employment. The Company may terminate the employment agreement for cause, and upon such termination, Mr. McLeod will not be entitled to any further payments (other than accrued and unpaid base salary and expenses to the date of termination), or to any further benefits (other than benefits which have accrued pursuant to any plan or by law). If the Company terminates Mr. McLeod within twelve months of a change in control, Mr. McLeod will be entitled to receive payments of his base salary and continued participation in any employee health and welfare benefit in which he was a participant prior to his termination, for twenty-four months from the date of termination of his employment.

        In September 2002, the Company entered into an employment agreement with Dr. Shannon in which Dr. Shannon agreed to serve as Senior Vice President of Research and Development and Chief Medical Officer of the Company. Since his hire in 2002 and until January 2004, Dr. Shannon served as Senior Vice President of Research and Development and Chief Medical Officer, and currently serves as Executive Vice President of Research and Development and Chief Medical Officer of the Company. The employment agreement was for an initial term that ended on December 31, 2003 and automatically extended for additional one-year periods unless terminated by either party no later than October 31 of the preceding year. On October 31, 2003, the agreement was amended to state that there shall no longer be automatic one-year extensions, and therefore, either Dr. Shannon or the Company may terminate employment with or without cause and with or without notice. Dr. Shannon is entitled to an annual base salary, as determined by the Board and annual performance-based bonuses on the attainment of certain goals set by the Chief Executive Officer. Upon a change in control of the Company, as defined in the agreement, all stock, restricted stock, stock options or restricted stock options held by Dr. Shannon shall become fully vested. The Company may terminate the employment agreement for performance reasons or without cause, and upon such termination, and subject to certain conditions, Dr. Shannon will be entitled to receive payment of his base salary, and continued participation in any employee health and welfare benefit in which he was a participant prior to his termination, for twelve months from the date of termination of his employment. The Company may terminate the employment agreement for cause, and upon such termination, Dr. Shannon will not be entitled to any further payments (other than accrued and unpaid base salary and expenses to the date of termination), or to any further benefits (other than benefits which have accrued pursuant to any plan or by law). If the Company terminates Dr. Shannon within twelve months of a change in control, Dr. Shannon will be entitled to receive payments of his base salary and continued participation in any employee health and welfare benefit in which he was a participant prior to his termination, for twenty-four months from the date of termination of his employment.

        In April 2002, the Company entered into an employment agreement with Mr. Wurzer in which Mr. Wurzer agreed to serve as Executive Vice President, Chief Financial Officer and Treasurer of the Company. Since his hire in 1997, Mr. Wurzer has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company. The employment agreement was for an initial term that ended on December 31, 2002 and automatically extended for additional one-year periods unless terminated by either party no later than October 31 of the preceding year. On October 31, 2003, the agreement was amended to state that there shall no longer be automatic one-year extensions, and therefore, either Mr. Wurzer or the

Company may terminate employment with or without cause and with or without notice. Mr. Wurzer is entitled to an annual base salary, as determined by the Board and annual performance-based bonuses on the attainment of certain goals set by the Chief Executive Officer. Upon a change in control of the Company, as defined in the agreement, all stock, restricted stock, stock options or restricted stock options held by Mr. Wurzer shall become fully vested. The Company may terminate the employment agreement for performance reasons or without cause, and upon such termination, and subject to certain conditions, Mr. Wurzer will be entitled to receive payment of his base salary, and continued participation in any employee health and welfare benefit in which he was a participant prior to his termination, for twelve months from the date of termination of his employment. The Company may terminate the employment agreement for cause, and upon such termination, Mr. Wurzer will not be entitled to any further payments (other than accrued and unpaid base salary and expenses to the date of termination), or to any further benefits (other than benefits which have accrued pursuant to any plan or by law). If the Company terminates Mr. Wurzer within twelve months of a change in control, Mr. Wurzer will be entitled to receive payments of his base salary and continued participation in any employee health and welfare benefit in which he was a participant prior to his termination, for twenty-four months from the date of termination of his employment.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overview

        The Compensation Committee (the "Committee") is appointed by and acts on behalf of the Company's Board of Directors. The Committee held five meetings during fiscal year 2003 and is comprised of Drs. Ebsworth and Cresswell and Mr. Patricelli. The Committee is composed of independent Directors who are not current or former employees of the Company and who meet the independence requirements of the Nasdaq Stock Market. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity whose executive officer serves as a member of the Company's Board of Directors or Compensation Committee.

        The Committee's charter which was adopted in 2002 was reviewed during 2003 with no recommended changes. The charter outlines the Committee's composition and its duties and responsibilities. One of those responsibilities is to assist in the evaluation of the performance of executive management while providing direction for succession planning. In addition, the Committee is responsible for formulating, evaluating and approving compensation of the Company's directors, executive officers and key employees. Under Nasdaq's revised listing standards, the Compensation Committee is responsible for the determination of the compensation of the Chief Executive Officer, and shall conduct its decision making process with respect to that issue without the Chief Executive Officer present.

        Equity adjustment levels, including any equity awards in subsidiaries or entities in which the Company has a material investment, are also determined. The Committee also administers the Company's performance-based Executive Incentive Plan, the Company's 1997 Stock Plan, and all other compensation and benefit programs currently in place.

        This report addresses the compensation policies for fiscal year 2003 as they affected the executive officers of the Company and Dr. Rothberg, in his capacity as Chief Executive Officer, President and Chairman of the Board.

General Compensation Philosophy

        The Company's compensation policy for executive officers is designed to achieve the following objectives:

  •
  Motivate and incentivize executives to achieve overall Company financial and non-financial performance objectives while also recognizing individual contributions and responsibilities;

  •
  Attract, develop and retain exceptionally qualified executives;

  •
  Align the interests of executives with the long-term interests of Shareholders through the use of various long-term incentive programs; and

  •
  Preserve the full deductibility of compensation for tax purposes.

        Each year the Committee engages an expert in the field of executive compensation to assist in the evaluation of the Company's executive compensation program. The Consultant utilizes proprietary data as well as several publicly available compensation surveys containing data from other biotechnology, pharmaceutical, and comparable peer companies in its formulation of a competitive compensation philosophy for the Company. Some factors considered in choosing survey participants are: the Company's likelihood of competing with those companies for employees, stage of product development, industry, market capitalization, and probability of success. Within this group of participants, the Committee made comparisons to executives with similar levels of experience who have the necessary qualifications and expected level of contribution to their company's performance.

Executive Officer Compensation Program

        The Company's Executive Incentive Program is comprised of (i) base salary; (ii) discretionary cash bonuses, based on the achievement of predetermined objectives of the Company; and (iii) long-term incentive compensation in the form of periodic Restricted Stock or stock option grants.

        In considering compensation for the Company's executives, one of the factors the Committee takes into account is the anticipated tax treatment to the Company of various components of compensation. The Company does not believe Section 162(m) of the Internal Revenue Code, which generally disallows a tax deduction for certain compensation in excess of $1 million to any of the executive officers appearing in the Summary Compensation Table above, will have an effect on the Company. The Committee has considered the requirements of Section 162(m) of the Code and its related regulations.

Base Salary

        The Committee utilized the Consultant's recommendations and took into account the Company's financial position and the general economics of the marketplace in determining that base salary increases for most of the executive officers were not warranted in 2003. However, the Chief Executive Officer was granted a base salary increase in November 2003, as a result of a review of base salary levels for comparable company Chief Executive Officers. In addition, the base salary of one of the executive officers was increased in January 2003 as a result of a promotion.

Discretionary Cash Bonuses

        The Committee believes that periodic discretionary cash bonuses are necessary to retain and encourage a successful management team. The amount of a discretionary cash bonus is determined by evaluating a number of quantitative and qualitative factors. These factors include the Company's financial and non-financial performance compared to overall corporate goals established by the Committee and the Consultant's recommendations regarding comparable levels of variable cash compensation for similar positions of responsibility.

Long-Term Incentive Compensation

        Long-term incentive compensation, in the form of stock grants, allows the executive officers to share in any appreciation in the value of the Company's Common Stock. Stock option or Restricted Stock grants are made periodically to executives whose contributions have or will have a significant impact on the Company's long-term performance. The Company believes that stock grants: (1) align executive interests with Shareholder interests by creating a direct link between compensation and Shareholder return; (2) give executives a significant, long-term interest in the Company's success; and (3) help retain executive talent in a competitive market.

        Stock grants are based on various subjective factors including corporate performance, responsibilities of the individual officers, their expected future contributions and the amount and price of prior grants. The amount of stock granted is based on the Committee's evaluation of an executive's ability to impact future corporate results and is directly proportional to job responsibility. The Company's determination of whether stock grants are appropriate is also based upon individual performance measures established for each individual executive. Stock grants are not necessarily granted to each executive during each year. All awards are made at a level calculated to be competitive within the biotechnology industry as well as a broader group of companies of comparable size, maturity, and complexity.

Chief Executive Officer Compensation

        Dr. Rothberg has served as Chief Executive Officer, President and Chairman of the Board since the formation of the Company in 1991. After a review by the Consultant, of comparable company base salaries for similar positions of responsibility, a base salary increase of 10% was awarded to Dr. Rothberg in November 2003, resulting in a base salary for 2004 of $400,000. In January 2004, the Committee awarded Dr. Rothberg a cash bonus of $200,005, a grant of 200,000 CuraGen stock options and a grant of 50,000 454 Life Sciences options, based on his 2003 performance.

        During 2003, under Dr. Rothberg's leadership, the Company continued building a strong organization to support its efforts as a drug development company, while maintaining a broad and balanced preclinical pipeline, and advancing its strategic research and development alliances with Abgenix, Inc. and Bayer AG. As a demonstration of the Company's ability to move its technology from the discovery phase to pharmaceutical development, the Company dosed its first patient in clinical trials with its first protein therapeutic CG53135. In 2003, the Company was featured on the cover of Science, a demonstration of the scientific community's interest in the Company's strong scientific foundation for its therapies. The Company also continued advancing its pipeline in 2003 with plans to put its first fully human monoclonal antibody into patients in the near future. Correspondingly, the Company examined strategic relationships, which would complement internal ventures or improve the risk profile of its portfolio. 454 Life Sciences Corporation was positioned to prepare for a value creating event by completing a new funding round and a key license agreement. In addition, Dr. Rothberg strengthened the Company's senior management team during 2003 through the addition of three key executives with significant pharmaceutical industry experience, a Vice President of Clinical Development, a Vice President of Regulatory Affairs and a Director of Intellectual Property. The Company's focus on protein production and on 454 Life Sciences Corporation also resulted in the hiring of additional experienced management personnel.

        Dr. Rothberg's compensation is considered to be in line with most of his counterparts in comparable companies within the biotechnology and pharmaceutical industries. During 2003, Dr. Rothberg optimally managed the Company's near-term growth, and formulated and furthered the Company's long-term objectives. The Committee believes Dr. Rothberg has managed the Company favorably in a changing and competitive business climate, while making significant progress in assisting with the Company's ongoing transition from a leading genomics-based technology company to a bio-pharmaceutical drug development company.

THE COMPENSATION COMMITTEE:
David R. Ebsworth, Ph.D., Chairman Ronald M. Cresswell, Ph.D. Robert E. Patricelli, J.D.

PERFORMANCE GRAPH

        The following stock price performance graph compares total cumulative shareholder return on the Company's Common Stock during a period commencing on December 31, 1998 and ending on December 31, 2003 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and (B) the difference between the Company's share price at the end and the beginning of the measurement period by (ii) the share price at the beginning of the measurement period) to two indices: the Nasdaq CRSP Total Return Index for the Nasdaq Stock Market, U.S. companies (the "Nasdaq U.S. Index") and the Nasdaq CRSP Total Return Index for Biotechnology Stocks (the "Nasdaq Biotechnology Index"). The Nasdaq U.S. Index tracks the aggregate price performance of all equity securities of U.S. companies traded on the Nasdaq National Market ("Nasdaq") and the Nasdaq SmallCap Market (the "SmallCap Market"). The Nasdaq Biotechnology Index tracks the aggregate price performance of equity securities of biotechnology companies traded on Nasdaq and the SmallCap Market. Although the total return for the Company's Common Stock and for each index assumes the reinvestment of dividends, dividends have never been declared on the Company's Common Stock. The total return for the Company's Common Stock and for each index is based on the returns of the component companies weighted according to their capitalization as of the end of each calendar year. The Company's Common Stock is traded on the Nasdaq National Market and is a component of both the Nasdaq U.S. Index and the Nasdaq Biotechnology Index. The stock price performance on the graph below is not necessarily indicative of future price performance. This graph is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in such filing. Information used on this graph was obtained from The Nasdaq Stock Market, Inc., a source believed to be reliable, but the Company is not responsible for any errors or omission in such information.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG CURAGEN CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ BIOTECHNOLOGY INDEX

*
Assumes $100 invested on December 31, 1998 in stock or index-including reinvestment of dividends.

REPORT OF AUDIT COMMITTEE

        In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee is also responsible for the appointment, compensation, retention, and oversight of the work of Deloitte & Touche, LLP, the Company's independent auditors. During 2003, the Audit Committee met six times and discussed the interim financial information contained in each quarterly earnings announcement with the management of the Company and Deloitte & Touche LLP prior to public release. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee deemed appropriate.

        The Audit Committee is currently composed of three non-employee Directors and acts pursuant to the Audit Committee Charter of which a copy is attached as Appendix A to this Proxy Statement. The Board and the Audit Committee believe that the Audit Committee's current member composition satisfies the rules of the Nasdaq that governs Audit Committee composition, including the requirements that all Audit Committee members are "independent directors" as that term is defined by NASD Rule 4200(a)(14); all Audit Committee members are able to read and understand fundamental financial statements; and at least one Audit Committee member is financially sophisticated.

        The Board and the Audit Committee have considered the SEC's Release No. 33-8177 and the requirements concerning an "Audit Committee Financial Expert". The Board and the Audit Committee have determined that its Chairman, John H. Forsgren, qualifies as an "Audit Committee Financial Expert" and that he is also independent from the Company's management under the new SEC standards.

        The Audit Committee has reviewed and discussed the Company's audited financial statements as of and for the year ended December 31, 2003 with management and Deloitte & Touche LLP. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement of Auditing Standards No. 61, "Communication with Audit Committees", which include, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has received written disclosures and a letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", which relates to the accountant's independence from the Company and its related entities, and has discussed with Deloitte & Touche LLP their independence from the Company.

        Based on the review and discussions referred to herein, the Audit Committee has recommended to the Company's Board of Directors that the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K for the calendar year ended December 31, 2003, for filing with the SEC.

THE AUDIT COMMITTEE:
John H. Forsgren, Chairman Vincent T. DeVita, Jr., M.D. Patrick J. Zenner

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The Board appointed Deloitte & Touche LLP as Auditors for the Company for the year ended December 31, 2003. Deloitte & Touche LLP has been regularly engaged by the Audit Committee to audit the Company's annual financial statements and for other purposes. Representatives from Deloitte & Touche LLP are expected to be present at the Meeting, with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from Shareholders.

        Aggregate fees billed to the Company for the fiscal years ended December 31, 2003 and 2002 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") were as follows:

	2003	2002
Audit fees	$120,000	$89,250
Audit-related fees	13,000	21,100
Tax fees	42,800	15,000
All other fees	—	—

Total	$175,800	$125,350

        Audit fees include fees for professional services provided in connection with the annual audit of the Company's consolidated financial statements, quarterly reviews of the Company's consolidated financial statements, and consents required to complete the year-end audits of the consolidated financial statements.

        Audit-related fees include fees for the annual audit of the Company's 401(k) Plan and research related to various accounting issues.

        Tax fees include fees for review of the Company's corporate income tax returns and tax research and planning.

Pre-Approval Policy of Audit Committee

        Consistent with SEC policies, the services performed by Deloitte & Touche in 2003 and 2002 were pre-approved in accordance with the pre-approval policy included within the Audit Committee Charter. The Audit Committee pre-approves all audit services and permitted non-audit services performed or proposed to be undertaken by the independent public auditors (including the fees and terms thereof), except where such services are determined to be de minimis under the Exchange Act, giving particular attention to the relationship between the types of services provided and the auditors' independence. Pre-approval may be of classes of permitted services, such as "annual audit services," "tax consulting services", or similar broadly defined predictable or recurring services. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and officers, and persons who own more than ten percent of the Company's Common Stock ("Reporting Persons"), to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports and written representations received by the Company from the reporting persons that no other reports were required, the Company believes that during the fiscal year ended December 31, 2003, its executive officers, directors and greater than ten percent Shareholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act, except that a Form 4 reflecting a stock option grant was late in being filed in February 2003 for each of Drs. Rothberg and Shannon, Messrs. McLeod and Wurzer and Ms. Whayland. The delay was the result of an administrative oversight at the Company and was not the fault of any of the reporting persons.

CODE OF ETHICS AND CORPORATE CODE OF CONDUCT

        The Company has adopted a Code of Ethics that applies to the Chief Executive Officer and all senior financial officers, including the Chief Financial Officer and Vice President of Finance, of the Company and its subsidiaries. The Code of Ethics was filed as Exhibit 14.1 to the Company's Form 10-K for the year ended December 31, 2003. Disclosures regarding any amendments to, or waivers from, provisions of the Code of Ethics, will be included in a Current Report on Form 8-K within five business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of Nasdaq.

        The Company has also adopted a Corporate Code of Conduct that applies to all employees and directors of the Company and its subsidiaries and serves to provide a clear understanding of the principles of business conduct and ethics that are expected of them. The Corporate Code of Conduct was filed as Exhibit 14.2 to the Company's Form 10-K for the year ended December 31, 2003. Disclosures regarding any amendments to, or waivers from, provisions of the Corporate Code of Conduct that apply to our Directors or executive officers, will be included in a Current Report on Form 8-K within five business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of Nasdaq.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Audit Committee reviews and approves all related-party transactions in advance.

        In September 2003, 454, a majority-owned subsidiary of CuraGen, completed a private placement with CuraGen and several existing shareholders, including an aggregate of 1,595,146 shares of 454 Series D Preferred Stock. In connection with such private placement, Robert E. Patricelli, a Director of CuraGen, purchased 42,699 shares of 454 Series D Preferred Stock; MFIC L.L.C., which is directly controlled by Christopher K. McLeod, an Executive Vice President of CuraGen, purchased 106,748 shares of 454 Series D Preferred Stock; and Jonathan M. Rothberg, the Chief Executive Officer, President and Chairman of the Board of CuraGen, and certain members of his family, collectively purchased an aggregate of 312,606 shares of 454 Series D Preferred Stock. Dr. Rothberg disclaims beneficial ownership of 302,606 of the shares purchased by certain members of his family. In addition, Cooper Hill Partners, L.L.C., a greater than 5% beneficial owner of CuraGen, purchased 1,067,477 shares of 454 Series D Preferred Stock through its various funds. Each purchaser in the private placement paid $2.50 per share, the same price paid by unaffiliated buyers.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

        Under Rule 14a-8 promulgated under the Exchange Act, Shareholders of the Company may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of Shareholders by submitting their proposals to the Company in a timely manner. In order to be considered for inclusion in the proxy statement distributed to Shareholders prior to the annual meeting in the year 2005, a Shareholder proposal must be received by the Company no later than December 17, 2004 and must otherwise comply with the requirements of Rule 14a-8. In order to be considered for presentation at the annual meeting of Shareholders in the year 2005, although not included in the proxy statement, a Shareholder proposal and nominations must comply with the requirements of the Company's By-Laws and be received by the Company no later than March 2, 2005 and no earlier than January 31, 2005.

Shareholder proposals should be delivered in writing to Elizabeth A. Whayland, Corporate Secretary, CuraGen Corporation, 555 Long Wharf Drive, 11th Floor, New Haven, Connecticut 06511. A copy of the Company's By-Laws may be obtained from the Company upon written request to Ms. Whayland.

OTHER BUSINESS

        The Board of Directors knows of no business which will be presented for consideration at the Meeting other than that stated above. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

ANNUAL REPORT ON FORM 10-K

        The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (other than exhibits thereto) filed with the SEC, which provides additional information about the Company, is available on the Internet at www.curagen.com and to beneficial owners of the Common Stock without charge upon written request to the Investor Relations Department, CuraGen Corporation, 555 Long Wharf Drive, 11th Floor, New Haven, Connecticut 06511.

MAP AND DIRECTIONS TO NEW HAVEN OMNI HOTEL AT YALE UNIVERSITY

155 Temple Street
New Haven, Connecticut 06510
Telephone: (203) 772-6664
Facsimile: (203) 974-6777

ELM STREET
YALE CAMPUS
COLLEGE STREET
NEW HAVEN GREEN
TEMPLE STREET
CHURCH STREET
N
COURT ST.
ORANGE STREET
CHAPEL STREET
PALACE THEATER
SHUBERT THEATER
YALE CO-OP MALL
CENTER STREET
CROWN STREET
NEW HAVEN COLISEUM
GEORGE STREET

From I-91 South:
Take Exit # 3 (Trumbull Street) – go to the third traffic light and take a left onto Temple Street. Follow Temple Street and proceed through three traffic lights. After the third traffic light, the Hotel is located on the left (155 Temple Street)

From I-95 North and I-95 South:
Take Exit # 47 and proceed onto Route 34. Take Exit #1 on Route 34 and follow to the first traffic light. Turn right at light (Church Street) and follow to the third traffic light. Turn left at the third traffic light (Chapel Street) and follow to the first traffic light – turn left (Temple Street) and the hotel is on your left (155 Temple Street). Directional city signage (Large yellow signs) is also available to assist from the I-95 exits.

APPENDIX A
CURAGEN CORPORATION
AUDIT COMMITTEE CHARTER

        The Audit Committee ("Committee"), appointed by, acting on behalf of and reporting to the Board of Directors (the "Board") of CuraGen Corporation and Subsidiaries (the "Company"), a Delaware corporation, shall be responsible for assisting the Board in fulfilling its oversight responsibilities to the Company's shareholders in monitoring:

  •
  The quality, reliability and integrity of the financial statements, accounting policies and financial reporting and disclosure practices of the Company;

  •
  The independent auditors' qualifications and independent relationship with the Company;

  •
  Compliance by the Company with legal and regulatory requirements and corporate policies; and,

  •
  The performance of the Company's internal auditors (if applicable), or in the alternative the adequacy of a system of internal audit controls within the Company, and the performance of the external auditors.

        The Committee shall submit this Charter to the Board for approval and adoption. The Committee shall then review and assess the adequacy of this Charter annually, and submit any changes or modifications to the Board for approval. Finally, the Committee shall have the Charter published in the Company's proxy statement at least every three years in accordance with the rules of the Securities and Exchange Commission (SEC).

  Responsibilities of Audit Committee

        The Committee shall undertake such functions as it deems appropriate to oversee the Company's financial reporting and disclosure process and internal controls. Without limiting its scope of activities, the Committee's responsibilities will include all of the following:

  •
  Annual appointment of the Company's independent auditors and their scope, planning and staffing of the audit, review and approval of their estimated and actual fees and expenses, and a review and discussion of their past performance. The independent auditors are accountable to, and report directly to, the Committee, who has the authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report;

  •
  Review and evaluate the experience and qualification of the lead partner of the independent auditors' team, as well as monitoring the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law, in order to ensure that neither perform audit services for the Company for five (5) or more consecutive fiscal years;

  •
  Pre-approve all audit services and permitted non-audit services performed or proposed to be undertaken by the independent public auditors (including the fees and terms thereof), except where such services are determined to be de minimis under the Exchange Act, giving particular attention to the relationship between the types of services provided and the auditors' independence. Pre-approval may be of classes of permitted services, such as "annual audit services," "tax consulting services", or similar broadly defined predictable or recurring services;

  •
  Review of the formal written statement from the independent auditors which details all relationships between them and the Company as mandated by Independence Standards Board (ISB) Standard No. 1 and discuss the disclosures therein with the independent auditors. Review and actively discuss with the Board, if necessary, and the independent auditors, on a periodic basis, any disclosed relationships or services between the auditors and the Company or any other disclosed relationships or services that may impact the objectivity and independence of the independent auditors;

  •
  Obtain and review a report from the independent auditors at least annually regarding (i) the independent auditors' quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities with the preceding five years respecting one or more independent audits carried out by the firm, and (iii) any steps taken to deal with any such issues;

  •
  Review with the independent auditors and management the adequacy and appropriateness of the Company's system of internal financial controls, including the need for, and conduct of, an internal audit function;

  •
  Review with the independent auditors and management the results of the Company's quarterly interim financial reviews, the controls and procedures used in preparation of the quarterly financial statements, and all disclosures and contents of the quarterly financial statements to be filed with the SEC (Form 10-Q) and presented to the shareholders, including a discussion with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61");

  •
  Review with the independent auditors and management the results of the Company's annual audit, the findings and recommendations of the independent auditors, including the summary of adjustments passed prepared by the independent auditors, and all disclosures and contents of the financial statements to be filed with the SEC (Form 10-K) and presented to the shareholders, including a discussion with the independent auditors of the matters required to be discussed by SAS No. 61;

  •
  Discuss with management the Company's quarterly financial results press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies;

  •
  Review the Company's disclosure to the Committee and the independent auditors under Section 302 of the Sarbanes-Oxley Act, and the content of the Chief Executive Officer and the Chief Financial Officer certifications to be filed under Sections 302 and 906 of the Sarbanes-Oxley Act, in connection with each periodic report;

  •
  Review with the Company's legal counsel any legal matter that could have a significant impact on the Company's financial statements or compliance policies;

  •
  Review any significant disagreement among management and the independent auditors regarding financial reporting and disclosures and management's response thereto;

  •
  Report regularly to and review with the full Board any issues that arise with respect to the quality or integrity of the Company's financial statements, compliance with legal or regulatory requirements, the performance and independence of the independent auditors, or the performance of the internal audit function (if applicable);

  •
  Prepare a Committee report for inclusion in the Proxy Statement for the Company's Annual Meeting of Shareholders, which will state that the Committee has:

  •
  Reviewed and discussed the audited financial statements with management;

  •
  Discussed with the independent auditors matters required by Statement on Auditing Standards (SAS) No. 61, as amended;

    •
    Reviewed written disclosures and the letter from the independent auditors required by ISB Standard No. 1, and discussed with them their independence; and

    •
    Recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for filing with the SEC;

  •
  Prepare other Committee required disclosures for inclusion in the Proxy Statement, including: 1) whether the Committee is governed by a written charter; 2) whether a nonindependent director has been appointed to the Committee, and 3) whether an audit committee financial expert is a member of the audit committee, including the name of at least one audit committee financial expert, and whether the individual is independent of management;

  •
  Review certain filings made on behalf of the Company with the SEC, the Nasdaq Stock Market ("Nasdaq") and such other exchange upon which the securities of the Company are listed;

  •
  Review the procedures established by the Company, and actions undertaken to protect its proprietary intellectual property;

  •
  Review the risk assessment and risk management procedures established by the Company, and actions undertaken on to monitor and protect its major financial risk exposures;

  •
  Review the findings of investigations, examinations, and similar reviews, if any, issued or conducted by regulatory authorities which pertain to the Company's internal financial controls and financial reporting functions;

  •
  Establish and monitor procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

  •
  Review with management and the independent auditors of the initial selection process, and changes in, significant accounting policies and their application;

  •
  Review with management and the independent auditors of any changes in accounting standards or rules promulgated by General Accepted Accounting Principles, the SEC or other regulatory bodies that have an effect on the financial statements, including the effect of any off-balance sheet structures and transactions on the Company's financial statements;

  •
  Review the Company's hiring policies for employees or former employees of the Company's independent auditors who have participated in the past in any capacity in the audit of the Company, in accordance with the rules of the SEC;

  •
  Review and approve, prior to the Company's entry into any such transactions, all transaction between the Company and its executive officers, members of its Board, beneficial holders of more than 5% of CuraGen's securities, immediate family members of any of the foregoing persons, and any other parties whom the Board determines may be considered to be related parties;

  •
  Retain outside legal, accounting or other advisors or consultants to advise and assist the Committee, when deemed necessary;

  •
  Review and approve the Company's investment policies and related portfolio on an annual basis; and,

  •
  Review on an annual basis, the Committee's own performance and report its findings to the Board.

        Further, the Committee shall conduct special investigations at its discretion and shall perform such other functions as may be requested from time to time by the Board.

        In the conduct of its responsibilities, the Committee is authorized to: communicate directly with any employee of the Company or any third party conducting business with the Company; engage professionals, including lawyers, auditors, and financial advisers who have or have not previously rendered services to the Company; and undertake such other actions as the Committee deems appropriate in order to fulfill its responsibilities.

  Membership

        The Committee shall be composed of directors of CuraGen who are not employed by the Company. The Committee shall be composed of not less than three members, appointed by the Board. The Committee shall be composed of directors who meet the independence requirements, as defined by the Nasdaq and the SEC, provided, that any non-independent director serving on the Audit Committee pursuant to the "exceptional and limited circumstances" exception available under Nasdaq rules may not serve on the Audit Committee for more than two (2) years; and provided, further, that such non-independent director may not be permitted to serve as chair of the Audit Committee. The members must also be free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member.

        In addition, all members of the Audit Committee shall be able to read and understand fundamental financial information, and be familiar with basic finance and accounting practices. In addition, at least one member of the Committee shall have accounting or related financial management expertise, as defined by the Nasdaq and the SEC, such as being or having been a CEO or CFO or other senior officer with financial oversight responsibilities. The Company shall disclose, in its annual report, whether or not, and if not, the reasons therefore, that the Audit Committee includes at least one Audit Committee Financial Expert, as defined by the Securities Exchange Act of 1934, as amended.

        Committee members shall be compensated by the Company solely in the form of directors' fees. Audit Committee members may, however, receive greater fees than those received for Board service by other Board members, in light of their heightened responsibilities to the Company.

        The Board shall appoint a Chairman of the Committee who shall serve at the discretion of the Board, and the Corporate Secretary or his/her designee shall record minutes of the meetings or other actions taken by the Committee.

  Meetings

        The Committee shall meet at the discretion of its Chairman or a majority of its members, but shall meet not less than quarterly, with one meeting following the submission of the report of the Company's independent auditors with respect to the most recently completed fiscal year. In addition, the Committee or at least its Chair, shall meet with the independent auditors and management quarterly to review the Company's financials and Form 10-Q prior to its filing or prior to the release of earnings. The agenda of each meeting will generally be prepared by the Company, with input from the Committee Chairman and Committee members, and circulated to each member of the Committee prior to the meeting date. The Committee Chairman will distribute minutes to the Board concerning all substantive matters that transpire at each Committee meeting.

        The Committee shall meet in executive session at least two times per year, or more frequently as circumstances dictate. The Committee shall meet at least annually (either in a separate meeting from a regularly scheduled Committee meeting or simply in a separate session) with the independent public auditors, director of the internal auditing department (if applicable), and management to discuss any matters that the parties believe should be discussed privately with the Committee.

  Reporting Responsibilities

        The Committee shall report to the Board as the Chairman, a majority of the members, or the Board may request. The Committee may, acting on its own initiative, report to, or otherwise communicate with, one or more members of management, including those persons responsible for financial reporting and internal auditing, and the Company's independent auditors.

  The Chairman

        The Chairman shall have the authority and responsibility to call the meetings of the Committee, to oversee the conduct of meetings, to report on the deliberations of the Committee to the Board and, as appropriate, to others. The Chairman shall have the authority to engage, on behalf of the Committee, counsel, auditors, and others in the furtherance of the Chairman's and the Committee's duties. The Committee, acting by majority of its members, may overrule or modify any decision of the Chairman, or initiate any action on its own.

  Limitations of Audit Committee's Role

        The Committee's responsibility is oversight. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons within CuraGen and of the professionals, and experts from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts, absent actual knowledge to the contrary, and (iii) representations made by management of the independent auditors as to any information technology services and other non-audit services provided by the independent auditors to the Company.

APPENDIX B
CURAGEN CORPORATION
NOMINATING AND GOVERNANCE COMMITTEE CHARTER

PURPOSE

        The Nominating and Governance Committee (the "Committee") is appointed by the Board of Directors (the "Board"): (1) to assist the Board by identifying qualified candidates for director, to establish a program of director orientation and training, and to recommend to the Board the director nominees to be elected at the next annual meeting of shareholders; (2) to lead the Board in its annual review of the Board's performance, the performance of its committees, and the performance of its members; (3) to recommend to the Board director nominees for each Board Committee; (4) jointly with the Compensation Committee, to evaluate on an annual basis the CEO's performance, and to recommend, when and as needed, candidates for CEO succession; and (5) to develop and recommend to the Board corporate governance guidelines and processes applicable to the Company, including appropriate charters for Board Committees.

        To assist in carrying out its duties, the Committee shall have sole authority to retain and terminate any search firm to be used to identify candidates to serve as a director, including sole authority to approve the search firm's fees and other retention terms. In addition, the Committee shall have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

COMPOSITION

        The Committee shall be comprised of no fewer than three members. All members of the Committee shall meet the independence requirements of the NASDAQ Stock Market. Committee members shall be elected by the Board and may be replaced by the Board. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

MEETINGS

        The Nominating and Governance Committee shall meet at least twice a year and at such other times as it deems necessary to carry out its responsibilities. The Chair of the Committee and/or the Board may call such meetings.

GOALS, RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties, the Nominating and Governance Committee shall, among other things:

1.
Evaluate the current composition, organization and governance of the Board of Directors and its Committees, determine future requirements and make recommendations to the Board for approval.

2.
Determine desired Board member skills and attributes and conduct searches for prospective directors whose skills and attributes reflect those desired. Evaluate and propose nominees for election to the Board of Directors. At a minimum, nominees for service on the Board must be well-regarded and experienced participants in their field(s) of specialty, willing to devote the time and attention necessary to deepen and refine their understanding of the Company and the issues facing it, and must have an understanding of the demands and responsibilities of service on a public company board of directors. In making such recommendations, the Committee will also consider such qualities as independence from the Company, as the definition of "independence" may be revised from time to time. Each nominee will be considered both on his or her individual

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  merits and in relation to existing or other potential members of the Board, with a view to establishing a well-rounded, diverse, knowledgeable, and experienced Board.

3.
Administer the annual Board of Directors performance evaluation process, including conducting surveys of director observations, suggestions and preferences.

4.
Evaluate and make recommendations to the Board of Directors concerning the appointment of directors to Board committees, the selection of Board committee chairs, and proposal of the slate of directors for election to the Board.

5.
The Committee will consider all bona fide candidates for election to the Board. The Committee will consider such candidates using the same screening criteria as are applied to all other potential nominees for election, provided that the shareholder nominations are submitted in a timely and complete manner, under the requirements of the Securities and Exchange Commission and the Company's By-Laws, as they may be amended from time to time.

6.
As necessary in the Committee's judgment from time to time, retain and compensate third party search firms to assist in identifying or evaluating potential nominees to the Board.

7.
Evaluate and recommend termination of membership of individual directors in accordance with the Board of Directors' governance principles, for cause or for other appropriate reasons.

8.
Evaluate and consider matters relating to the qualifications of directors.

9.
Annually review and reassess the adequacy of the corporate governance guidelines of the Company and recommend any proposed changes to the Board for approval.

10.
In cooperation with the Company's Compensation Committee, conduct the annual performance evaluation of the Company's Chief Executive Officer.

11.
In cooperation with the Company's Compensation Committee, oversee the process of succession planning for the Chief Executive Officer and, as warranted, other senior officers of the Company.

12.
Develop, adopt and oversee the implementation of a Corporate Code of Conduct for all directors, executive officers and employees of the Company.

13.
Review and maintain oversight of matters relating to the independence of Board and committee members, keeping in mind the independence standards of the Sarbanes-Oxley Act of 2002 and the rules of the Nasdaq Stock Market.

14.
Form and delegate authority to subcommittees when appropriate.

15.
Make regular reports to the Board concerning its activities.

16.
Annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

17.
Annually evaluate its own performance.

18.
Fulfill such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board and/or the Chairman of the Board.

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ANNUAL MEETING OF SHAREHOLDERS OF

CURAGEN CORPORATION

May 26, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors (or if the nominees are not available for election, such substitute as the Board of Directors may designate):			If you wish to vote in accordance with the Board of Directors' recommendations, just sign below. You need not mark any boxes.
NOMINEES:
☐	FOR ALL NOMINEES	O	David R. Ebsworth, Ph.D.
		O	Jonathan M. Rothberg, Ph.D.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O	Patrick J. Zenner
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Shareholder                                          Date:                          Signature of Shareholder                                          Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

  CURAGEN CORPORATION

  THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS
  OF CURAGEN CORPORATION

        The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 16, 2004, in connection with the Annual Meeting to be held at 10:00 a.m. on Wednesday, May 26, 2004 at the New Haven Omni Hotel at Yale University, located at 155 Temple Street, New Haven, Connecticut 06510, and hereby appoints Christopher K. McLeod and David M. Wurzer, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of CuraGen Corporation registered in the name provided herein which the undersigned is entitled to vote at the 2004 Annual Meeting of Shareholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposal set forth in the Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of Directors.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

(SEE REVERSE SIDE)

QuickLinks

TABLE
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL ONE — ELECTION OF DIRECTORS
MANAGEMENT AND EXECUTIVE COMPENSATION
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
REPORT OF AUDIT COMMITTEE
PRINCIPAL ACCOUNTANT FEES AND SERVICES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF ETHICS AND CORPORATE CODE OF CONDUCT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
OTHER BUSINESS
ANNUAL REPORT ON FORM 10-K
MAP AND DIRECTIONS TO NEW HAVEN OMNI HOTEL AT YALE UNIVERSITY
APPENDIX A CURAGEN CORPORATION AUDIT COMMITTEE CHARTER
APPENDIX B CURAGEN CORPORATION NOMINATING AND GOVERNANCE COMMITTEE CHARTER